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                                                                  EXHIBIT 10.3.2



                             EAGLE BANCSHARES, INC.

                    ---------------------------------------

                           Employment Agreement with

                              C. Jere Sechler, Jr.

         AGREEMENT entered into and effective this 1st day of June, 1997, by and between Eagle Bancshares, Inc. (the "Company") and C. Jere Sechler, Jr. (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Company as its Chairman, President and Chief Executive Officer and is experienced in all phases of the business of the Company; and

         WHEREAS, the Board of Directors (the "Board") of the Company believes it is in the best interests of the Bank and the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Company and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Company and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1.       Defined Terms

         When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

         (a) "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, the Company's ownership of the


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Bank shall not of itself constitute a Change in Control for purposes of the
Agreement. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                  (b)      "Company" shall mean Eagle Bancshares, Inc.

                  (c)      "Bank" shall mean Tucker Federal Bank.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

                  (e) "Code ss.28OG Maximum" shall mean the product of 2.99 and the Employee's "base amount" as defined in Code ss.28OG(b)(3).

                  (f) "Disability" shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's or Bank's long-term disability plan (or, if the Company or Bank has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days).

                  (g) "Effective Date" shall mean the date referenced in the opening paragraph of this Agreement.

                  (h) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 50 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee; (ii) a material reduction in the Employee's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Board of Directors of the Bank or the Company; or
(vi) a material diminution or reduction in the Employee's


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responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank or Company.

                  (i) "Just Cause" shall mean, in the good faith determination of the Company's or Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty including such breach involving personal profit, intentional failure to perform stated duties, or follow the policies, procedures and authorities instituted and granted by the Board, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank and the Company.

                  (j) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement.

                  (k) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank and the Company.

         2. Employment. The Employee is employed as an executive officer of the Bank and the Company. The Employee shall render such administrative and management services for the Bank or Company as are currently rendered or contemplated by the parties and as are customarily performed by persons situated in a similar executive capacity and shall further render such services as from time to time may be designated and required by the Company or Bank in and for any of the Company's current or future subsidiaries or business enterprises.

         3. Base Compensation. The Company agrees to pay the Employee during the term of this Agreement a fixed base salary at such annual rate as the Board, or the Compensation Committee, or such designated substitute committee of the Board, deems appropriate in accordance with the Board's customary and then current procedures regarding the salaries of senior officers; provided, however, the fixed base salary may not be less than $175,000.00 per annum, payable in cash not less frequently than monthly. Said comprehension shall be deemed effective and be paid retroactively as of June 1, 1996. The Board, through its designated Compensation Committee, or substitute committee or if none exists, the Board itself shall review, not less often than annually, the rate of the Employee's salary, along with the performance of the Employee in reference to the Employee's duties, authority and services rendered. The Board, in its sole discretion, may


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decide to increase the Employee's salary. Such review may be formally or informally, at the discretion of the Board, and no formal action shall be required from the Board or the Committee unless the Board recommends that the terms of this Agreement be amended or modified.

         4.       Bonuses and Incentive Compensation.

                  (a) DISCRETIONARY BONUSES. The Employee shall participate in an equitable manner with all other senior management employees of the Bank and the Company in discretionary bonuses that the Board may award from time to time to the Bank and the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

                  (b) ANNUAL INCENTIVE AWARDS AND BONUSES. The Bank shall pay to the Employee annual cash incentive compensation. As of the Effective Date of this Agreement and at the beginning of each fiscal year, the Board or Committee will establish appropriate criteria for making such payments, which may be changed from time to time by mutual consent. The initial terms and conditions of the Employee's annual incentive compensation payments are set out more fully in the appendix to this Agreement. No incentive bonuses or compensation provided for by attachment to this Agreement or referenced in the written Agreement of other employees shall be deemed a discretionary bonus, subject to the terms of Paragraph 4(a).

                  (c) STOCK OPTIONS. The Bank shall grant to the Employee 68,000 nonqualified stock options subject to the approval of the appropriate Board Committee(s). Said option shall vest a 25% upon the effective date of this Agreement and 25% shall vest on the 1st, 2nd and 3rd anniversary of the date of this Agreement.

                  The Bank shall provide and pay to the employee such other compensation and upon such terms as set out in the "Employment Addendum" attached hereto and by reference incorporated herein.

         5.       Participation in Retirement, Medical and Other Plans.

                  (a) The Employee shall be eligible to participate in any of the following plans or programs that the Company or Bank may now or in the future maintain which are available to any salaried employee or any executive officers for which the Employee is eligible under any plan or program now or later established by the Bank or the Company: group hospitalization, disability, health, dental, sick leave, life insurance, travel and accident insurance, auto allowance/auto lease, retirement, pension, and other present or future qualified or nonqualified plans provided by the Bank. Nothing in this Agreement will preclude the Company or the Bank from amending or terminating any of the plans or


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programs applicable to salaried employees and executive officers as long as such amendment or termination is applicable to all similarly situated salaried employees or executive officers. Provided, however, in the event such plans are amended or terminated and such benefits, taken as a whole, are less favorable than those in effect on the Effective Date of this Agreement, the Company shall pay additional compensation to the Employee to provide for an approximately equal economic benefit to the Employee.

                  (b) The Employee shall also be eligible to participate in any fringe benefits which are or may become available to the Bank or the Company's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company or Bank.

         6. Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 10 or 12 hereof). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment may be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. The approval and review of this Agreement shall be made by the Compensation Committee of the Board or its appropriate substitute committee subject to policies set for determining compensation by the Board.

         7.       Loyalty; Noncompetition.

                  (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company.


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                  (b)      Nothing contained in this Section shall be deemed to
prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

         8. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         9. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

                  (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

                  (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

                  (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

         10. Termination and Termination Pay. Subject to Section 12 hereof, the Employee's employment hereunder may be terminated under the following circumstances:

                  (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.


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                  (b)      Disability. (1) In the event of disability of the
Employee during the Period of Employment, the Bank or Company will continue to pay the Employee in accordance with the compensation provisions of this Agreement during the period of his disability. However, in the event the Employee is disabled for a continuous period of ninety (90) days or more, the Company may terminate the employment of the Employee pursuant to this Agreement, and make payments to the Employee under the terms of the long-term disability provisions of this Agreement. In the event the Company terminates the employment of the Employee pursuant to this Section 10, the Company will have no further compensation obligations to the Employee, except for earned but unpaid Base Salary and annual incentive compensation payment, if any. In addition, the Employee shall be entitled to exercise all vested Options granted hereby for a period of ninety (90) days from the date of termination, unless the Employee becomes totally and permanently disabled during the period of employment as defined in the disability benefits provided pursuant to this Agreement, in which case the Exercise Period will be extended to one year from the date of disability. All options which have not vested will expire as of the date of termination. The exercise period for nonqualified stock options will be 30 days from the date of termination. All restrictions on vested restricted stock awards shall expire.

                           (2)      During the period the Employee is receiving
payments, either regular compensation or disability payments as described in this Agreement and as long as he is physically and mentally able to do so, the Employee will furnish information and assistance to the Bank and the Company and from time to time will make himself available to the Company or Bank to undertake assignments consistent with his prior position with the Bank and the Company and his physical and mental health. During the disability period, the Employee is responsible for reporting directly to the Board of Directors if the Bank or the Company fails to make a payment or provide a benefit required as part of the Agreement, the Employee's obligation to provide information and assistance will end.

                           (3)      The term "disability" will have the same
meaning as under the disability benefits to be provided pursuant to this Agreement, or such group disability plan as may be in effect for similarly situated employees at that time. In the event the definition of disability is not consistent, the definition contained in the plan document of such group plan shall control.

                  (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

                  (d) Without Just Cause; Constructive Discharge. The Board may, by written notice to the Employee, immediately terminate Employee's employment at any time for a


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reason other than his Disability or Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply): Salary equal to (I) the salary provided pursuant to paragraph 3 hereof, up to the expiration date of this Agreement, including any renewal term (the "Expiration Date") or (ii) salary for 12 months whichever is greater. Further, said Employee, upon such termination shall continue to participate under any employee health, life, disability and other benefits in which the Employee would have been eligible to participate through the "Expiration Date" based upon the benefit levels substantially equal to those that the Bank and the Company provided for the Employee at the date of termination of employment to the extent the Employee continues to qualify for participation therein. In the event the Employee does not qualify, then the Employee shall receive cash in an amount equal to the cost of the Employee obtaining such benefits elsewhere through the Expiration Date. All amounts payable to the Employee shall be paid, at the option of the Employee, either (i) in periodic payments through the Expiration Date or (ii) in one lump sum within ten days from such termination.

                  (e) Good Reason. The Employee shall be entitled to receive the compensation and benefits payable under subsection 10(d) hereof in the event that the Employee voluntarily terminates employment within 90 days of an event that constitutes Good Reason, (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply).

                  (f) Termination or Suspension Under Federal Law. (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Company's or Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                           (2)      If the Company or Bank is in default (as
defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                           (3)      If a notice served under Section 8(e)(3) or
(g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Company's Bank's affairs, the Company's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.


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                           (4)      Any payments made to the Employee pursuant
to this Agreement, or otherwise, are subject to and conditioned upon their compliance with both 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder, and Regulatory Bulletin 27A, but only to the extent required thereunder on the date any payment is required pursuant to this Agreement.

                  (g) Voluntary Termination by Employee. Subject to Section 12 hereof, the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 90 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d) hereof or within the Protected Period, in Section 12(a) hereof, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

                  (h) Post-termination Health Insurance. If the Employee's employment terminates with the Bank or the Company for any reason other than Just Cause, the Employee shall be entitled to purchase from the Company or Bank, at the Employee's own expense which shall not exceed applicable COBRA rates, family medical insurance under any group health plan that the Bank or the Company maintains for its employees. This right shall be (i) in addition to, and not in lieu of, any other rights that the Employee has under this Agreement, and
(ii) shall continue until the Employee first becomes eligible for participation in Medicare or a period of 36 months, whichever event shall first occur.

                  (i) Termination Upon Expiration. In the event that this Agreement terminates in due course at the Expiration Date hereof by reason of the failure of this Agreement to the extended or renewed, the Bank or the Company shall pay to the Employee, or in the event of his death, his beneficiary or beneficiaries, 100% of his Base Salary as in effect at the time of the expiration of the term hereof. These payments will start immediately and continue for 12 calendar months. In addition, the Bank or the Company shall pay any unearned, but unpaid, Base Salary and pro-rated Annual Incentive Awards and Bonuses (as determined on an annualized basis), prorated for the number of full calendar months completed in the current fiscal year ended upon the date of expiration.

                  (j) Post-Employment Duties. The following terms and provisions shall be deemed a substantial inducement and consideration for this Agreement and the provisions hereof shall survive any termination hereof independently from any other provision of this Agreement.

                           (i)      The Employee will, with reasonable notice,
during or after the period of employment, furnish information as may be in his possession and cooperate


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with the Bank and the Company as may be reasonably requested in connection with any claim or legal action(s) in which the Bank or the Company is or may become a party:

                           (ii)     The Employee recognizes and acknowledges
that all information pertaining to the affairs, business, clients, customers, or other relationships of the Bank or Company is confidential and is a unique and valuable asset and property right of the Bank and Company. Access to and knowledge of this information are essential to the performance of the Employee's duties under this Agreement. The Employee shall not during any period of employment or after, except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency, any information concerning the affairs, business, clients, customers or other relationships of the Bank or Company except as required by law. The Employee will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Bank or Company. The Employee will use reasonable efforts to prevent the disclosure of this information by others. All records, memorandum, personal notes and correspondence, studies, reports, statements or other documents relating to the business of the Bank or Company whether made by the Employee or otherwise coming into his possession, are confidential and will remain the property of the Bank or Company;

                           (iii)    The Bank or Company's obligation to pay the
Employee any post-employment compensation or benefits under the terms of this Agreement will cease upon any violation of the preceding paragraphs (j), (i), and (ii).

                  (k) Retirement. The Employee may elect, with no less than 6 months written advance notice to retire from employment under this Agreement beginning at any time after attaining age 65 years, provided the Employee continues his employment with the Bank or Company until the retirement date. The Employee shall be entitled to participate in all qualified and non-qualified deferred compensation plans and receive all benefits for which any salaried employee or executive officer is eligible under any such plan or program now or later established by the Bank or Company for salaried employees for executive officers.

         11. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment. Provided, however, that the payment of any post-employment compensation to the Employee after termination for any reason, shall be conditioned by the Employee's resignation as a member of any Board of the Bank and Company or their subsidiaries, except upon the receipt of notice in writing of the retirement of the Employee pursuant to paragraph 10(k) above.


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         12.      Change in Control.

                  (a) Trigger Events. The Employee shall be entitled to collect the severance benefits set forth in Subsection (b) hereof in the event that either (i) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank or the Company or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

                  (b) Amount of Severance Benefit. If the Employee becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Company shall:

                           (i) pay the Employee a severance benefit equal to the difference between the Code ss.280G Maximum and the sum of any other "parachute payments" as defined under Code ss.280G(b)(2) that the Employee receives on account of the Change in Control, and

                           (ii) honor the provisions of Section 10(h) of this Agreement.

         The amount payable under Section 12(b)(i) shall be paid in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company. In the event that the Employee, the Bank, and the Company jointly agree that the Employee has collected an amount exceeding the Code ss.280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio, which the Employee shall repay to the Company or Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

                  (c) Funding of Grantor Trust upon Change in Control. Notwithstanding any other provision of this Agreement that may be contrary or inconsistent herewith, not later than ten business days after a Change in Control, the Company or the Bank shall (i) deposit in a Trust an amount equal to the Code ss.280G Maximum, unless the Employee has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next two paragraphs as to the payment of such amounts from the Trust.

         At any time or from time to time during the 27-consecutive month period after a Change in Control, the Employee may provide the trustee of the Trust with a written notice directing that the trustee pay to the Employee an amount designated in the notice


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as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Company or the Bank via overnight and registered mail return receipt requested. On the fifth business day after mailing said notice to the Company or the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Company or the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to this Agreement, and the costs of such arbitration (including any attorneys' fees incurred by the Employee) shall be paid by the Company or the Bank. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within three days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Company or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

         Upon the earlier of (i) receiving the Employee's written release of all claims under this Agreement, or (ii) the date 27 months after the date on which the Company or the Bank makes the deposit referred to in the first paragraph of this subsection 12(c), the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust pursuant to this Agreement.

         13. Indemnification. The Bank and the Company agree that their respective Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Bank and the Company, including the Employee during the full term of this Agreement.

         14. Federal Income Tax Withholding. The Company may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

         15.      Successors and Assigns.

                  (a) Bank. This Agreement shall not be assignable by the Company or the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company or the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company or the Bank.


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                  (b)      Employee. Since the Company is contracting for the
unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         16. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         17. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         18. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         19. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written.


ATTEST:                                      EAGLE BANCSHARES, INC.

/s/ Betty Petrides                       By: /s/ Richard J. Burrell
-------------------------                    ----------------------------
Secretary                                    Chairman of the Compensation
                                             Committee

WITNESS:





/s/ Weldon A. Nash, Jr.                         /s/ C. J. Sechler, Jr.
-------------------------------                 --------------------------
                                                Employee

                              EMPLOYMENT ADDENDUM

         This instrument made and incorporated in and to that certain agreement between Eagle Bancshares, Inc. and C. Jere Sechler, Jr. this 1st day of June, 1997.

         1. Employee shall have vacation of six weeks paid vacation annually.

         2. Employee shall receive a car allowance of $500.00 per month.

         3. The parties understand and agree that there shall be no breach of loyalty, duty, nor conflict of interest per se by virtue of employee's involvement, relationship, or interest in the following entities: Sechler Family Partnership, Empire Mortgage and Investment Company, DeFoore House, Inc., Central Underwriters, Inc., Baltimore Insurance, Atlas Smith, Inc., or Sechler and Associates. Employee agrees that none of such business dealings will conflict with employee's duties and responsibilities as Chairman and CEO of Eagle Bancshares, Inc.

         4. All bonuses earned under the employee's existing contract dated June 1, 1994, for the months of April and May of 1996, in the amount of approximately $11,250.00 shall be paid to employee.

         5. Parties agree that they will mutually discuss and consider the desirability of implementation of various employment programs including but not limited to a supplemental executive retirement program, executive bonus deferral plan, an executive performance unit plan (PUP).

         IN WITNESS WHEREOF the parties have set their hands and seals.


                                    /s/ C. J. Sechler, Jr.
                                    ---------------------------------------
                                    C. JERE SECHLER, JR.
                                    EAGLE BANCSHARES, INC.


                                    By: /s/ Richard J. Burrell
                                       ------------------------------------
                                             Chairman
                                    Compensation Committee pursuant to
                                    approval of said Committee


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